UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2019

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575
_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
_________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     As reported in Item 5.07 below, at the Annual Meeting of Shareholders of Pioneer Energy Services Corp. (the “Company”), held on May 16, 2019 (the "2019 Annual Meeting"), the Company's shareholders approved the amendment and restatement of the Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (the “Incentive Plan”) to:
i.increase the number of authorized shares that can be awarded under the plan by 3,200,000 shares (from 13,850,000 shares to 17,050,000 shares),
ii.extend the term of the plan from May 13, 2023, until May 16, 2029;
iii.update the plan to conform to certain changes made to Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cut and Jobs Act of 2017, which includes, among other things, removing the annual limits on awards to employees and consultants;
iv.provide that no portion of an award granted under the plan (other than a cash award) may vest or become exercisable before the one-year anniversary of the date of grant of such award; provided that (a) the Compensation Committee retains discretion to accelerate the vesting and exercisability of any award granted under the plan, and (b) up to 5% of the shares available for issuance under the plan may be issued without regard to this minimum vesting requirement
v.provide that no dividends or dividend equivalents may be paid currently on an unvested stock award. Further, no dividends or dividend equivalents may be paid with respect to a stock option or stock appreciation right granted under the plan on or after May 16, 2019; and
vi.make certain other clarifying changes.
The Compensation Committee of the Board of Directors of the Company had previously adopted the amendment and restatement, subject to shareholder approval. A summary of the material terms and conditions of the Incentive Plan appears in Proposal 2 of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission ("Commission") on April 16, 2019, as supplemented by the Company's Definitive Additional Materials on Schedule 14A filed with the Commission on April 29, 2019 (the “2019 Proxy Statement”).
That summary, as supplemented, and the foregoing description of the Incentive Plan does not purport to be complete and are qualified in their entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan, as amended and restated, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
As described in Item 5.02 above, the Company held its 2019 Annual Meeting on May 16, 2019.
Set forth below are the final voting results for matters voted upon at the 2019 Annual Meeting. The matters set forth below are described in greater detail in the 2019 Proxy Statement. At the 2019 Annual Meeting, the holders of 74,792,660 shares of the Company's common stock cast votes either in person or by proxy, which represent approximately 95% of the outstanding shares of the Company's common stock.

1.	The Company's shareholders elected J. Michael Rauh as a Class III director to hold office until the Company's 2022 Annual Meeting of Shareholders, based on the following votes:

Votes For	Votes Withheld	Broker Non-Votes
39,813,691	15,299,275	19,679,694

2.	The shareholders approved the amendment and restatement of the Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,730,005	1,308,482	74,479	19,679,694

3.	The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,127,659	6,900,109	85,198	19,679,694

4.	The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year, based upon the following votes:

Votes For	Votes Against	Abstentions
73,396,463	1,120,909	275,288

Item 9.01 Financial Statements and Exhibits.
Exhibit No.    Description

10.1
Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A, filed April 16, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: May 21, 2019

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1
Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A, filed April 16, 2019.